                                                                  Exhibit 24.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors and Stockholders of
       Western Staff Services, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10429) of Western Staff Services, Inc. of our report dated December 31, 1996, appearing on page F-1 of the Annual Report on Form 10-K of which this Form 10-K/A is a part.


PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP

San Francisco, California
March 3, 1997